EXHIBIT 10.3



         ESCROW AGREEMENT, dated as of June 19, 2002, by and among vFINANCE INVESTMENTS, INC., SOMERSET FINANCIAL PARTNERS, INC., SOMERSET FINANCIAL GROUP, INC., DOUGLAS TOTH, NICHOLAS THOMPSON (each, an "Agreement Party") and KRIEGER & PRAGER, LLP (the "Escrow Agent")

         Reference is made to that certain Select Asset Purchase Agreement , dated May 29, 2002 (the "Original Agreement"), as amended by that certain Amendment to Select Asset Purchase Agreement, dated as of June 17, 2002 (the "Amendment"; the Original Agreement, as amended by the Amendment, the "Agreement"), among the Agreement Parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement, unless the context otherwise requires.

         This Escrow Agreement is intended to be the Escrow Agreement referred to in the Agreement.

         NOW, THEREFORE, the parties hereto do hereby agree as follows.

         1.       (a)      (i) The Escrow Agent shall act as the escrow agent
for the parties to the Agreement contemplated by Sections 2.07 and 2.08 of the Agreement.

                           (ii) The Escrow Agent is hereby  authorized  and
directed to hold the Escrow Shares (as defined below) and the Warrants, if any, which are to be delivered to the Escrow Agent by the Buyer, in escrow pursuant to the terms of the Agreement in accordance with the instructions provided below in this Escrow Agreement.

                           (iii) The Escrow Shares shall be issued in the name
of "Krieger & Prager, LLP, as Escrow Agent" until released from escrow or otherwise transferred or deposited by the Escrow Agent pursuant to the terms of this Escrow Agreement. The Escrow Agent may represent the Escrow Shares, in person or by designated proxy, at meetings of vFinance shareholders solely for quorum purposes, but shall not vote the Escrow Shares for any purpose.

                  (b) The term "Escrow Shares" means (i) the Additional Shares, unless (ii) either (x) the Delivery Conditions are not satisfied on the Closing Date or (y) the provisions of Section 2.07(b)(ii) of the Agreement are applicable, in which event it shall mean (1) the total of the Additional Shares plus the Closing Shares (as defined below), less (2) the Closing Shares, if any, released to the Seller pursuant to the provisions of Section 4(b)(ii) of this Escrow Agreement.

                  (c) The term "Closing Shares" means (i) the Initial Shares, unless the provisions of Section 2.07(b)(iv) of the Agreement are applicable, in which event it shall mean the lower number of shares resulting from the adjustment contemplated by such provision, less (ii) the Reserved Shares (as defined below), if any.

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                  (d) The term "First Target Escrow Shares" means the number of shares equal to (i) the Escrow Shares, less (ii) 500,000 shares.

                  (e) The term "Second Target Escrow Shares" means the number of shares equal to (i) the First Target Escrow Shares, plus (ii) 250,000 shares.

                  (f) The term "Monthly Average Shares" means the number of shares equal to (i) the First Target Escrow Shares, divided by (ii) twelve (12).

                  (g) The term "Seller's Proportionate Release" means (x) the number of Escrow Shares released at any time (other than pursuant to the provisions of Section 4(b)(ii) of this Escrow Agreement) to the Seller pursuant to the terms of this Escrow Agreement, divided by (y) the number of First Target Escrow Shares; provided, however, that the cumulative total of the Seller's Proportionate Release and the Buyer's Proportionate Release (as defined below) shall in no event exceed 1.0.

                  (h) The term "Buyer's Proportionate Release" means (x) the number of Escrow Shares released at any time to the Buyer pursuant to the terms of this Escrow Agreement, divided by (y) the number of First Target Escrow Shares; provided, however, that the cumulative total of the Seller's Proportionate Release and the Buyer's Proportionate Release shall in no event exceed 1.0.

                  (i) The term "Escrowed Warrants" means the Warrants, if any, originally deposited in escrow.

                  (j) The term "2.07 Conditions" means the satisfaction of both of the following conditions:

         (x) the Seller shall have satisfied both the Opinion Condition and the Releases Condition and the Seller shall have provided to the Buyer and Escrow Agent documentation required to reflect such satisfaction, and

         (y) the Seller shall have demonstrated that the Seller has paid all forms of compensation to Transferred Employees and other employees of Seller contemplated by Section 2.07(b)(iii) of the Agreement.

The documentation reflecting the satisfaction of the 2.07 Conditions is referred to, collectively, as the "2.07 Documentation."

                  (k) The term "Reserved Shares" means the shares referred to in paragraph 2 of that certain letter agreement, dated June 18, 2002 (the "Letter Agreement"), among the Agreement Parties, a copy of which Letter Agreement has been provided to the Escrow Agent; provided, however, that, at such time as the Escrow Agent receives the Reserved Shares Satisfaction (as defined below), any Reserved Shares not released or to be released to the Buyer as provided herein shall be deemed to be removed from the definition of Reserved Shares.

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                  (l) The term "Holder" means each party to whom Escrow Shares or Escrowed Warrants are to issued, as such parties are listed in the schedule or schedules provided by the Seller which identify each such party and such party's percentage allocation of each distribution of Escrow Shares or Warrants, as the case may be, to be made to the Seller, provided that each such party named in any such schedule satisfies the provisions of the Agreement and has otherwise been approved or accepted by the Buyer, as contemplated by the Agreement.

         2.       (a)      (i) The following provisions apply in addition to,
and not in lieu of, the other provisions of this Escrow Agreement relating to the release of the Escrowed Consideration to the Seller.

                           (ii) In order for the Escrow Agent to release any of
the Escrowed Consideration to the Seller (which term, for the purposes hereof, shall mean SFP or its designee(s) as provided below), the 2.07 Conditions shall have been satisfied and the Escrow Agent shall have received confirmation from the Buyer of the sufficiency thereof; provided, however, that such confirmation shall be deemed received by the Escrow Agent if the Buyer has not given written notice to the contrary to the Escrow Agent by the tenth (10th) business day after the date the Seller provides to the Escrow Agent proof of delivery to the Buyer of the material claiming to constitute the 2.07 Documentation and copies of the 2.07 Documentation.

                           (iii) It is the agreement of the Seller and the Buyer
that, within forty-five (45) days after the Closing Date (the close of business on such forty-fifth day after the Closing Date, the "Target Date"), the Seller must satisfy the 2.07 Conditions and provide the 2.07 Documentation to the Buyer. If the 2.07 Conditions are not timely satisfied, the Escrow Agent shall release the Escrowed Consideration to the Buyer.

                           (iv) If the Seller claims it has timely satisfied the
2.07 Conditions and provided the 2.07 Documentation to the Buyer, but the Buyer either claims that such material was not timely provided or gives the Escrow Agent written notice that the Buyer does not confirm the sufficiency thereof, the Escrow Agent shall maintain the Escrowed Consideration in escrow pending resolution of the dispute between the Buyer and the Seller regarding the timeliness of the satisfaction of the 2.07 Conditions and/or the sufficiency of the 2.07 Documentation is resolved. Such period shall be referred to as an "Escrow Suspension Period."

                  (b) If the Seller timely satisfies the 2.07 Conditions and timely provides the 2.07 Documentation which has been confirmed by the Buyer or is deemed to have been confirmed (as provided in the immediately preceding subparagraph (a) of this Section 2), the Escrow Agent shall release the Escrowed Consideration to the Seller as provided in the following provisions of this Escrow Agreement.

         3. Thirty-five (35) days after the Closing Date, the Buyer shall give the Escrow Agent and the Seller written notice confirming that conditions of clause (x) of Section 2.07(a)(ii) of the Agreement [regarding Key Transferred Employees] has been satisfied (a "Confirmation Notice") or asserting that it has not been satisfied (a "Non-Confirmation Notice"). If the Buyer issues a Non-Confirmation Notice, the Seller may give written notice to the Buyer and the Escrow Agent (a "Challenge Notice") within fifteen (15) days after the date of the Non-Confirmation Notice. If a Challenge Notice is not timely given, the Escrow Agent may release

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the Escrowed Consideration to the Buyer and the Escrow Agent's obligations under this Escrow Agreement shall terminate upon such release. If a Challenge Notice is timely given, the Escrow Agent shall hold the Escrowed Consideration in escrow pending the earliest of:

         (i) agreement of the Buyer and the Seller, communicated in writing signed by both of them delivered to the Escrow Agent, in which event the Escrow Agent shall follow the directions regarding the release of the Escrowed Consideration provided therein;

         (ii) the final non-appealable determination of a court or other tribunal of appropriate jurisdiction (a "Tribunal") as to the status of the Non-Confirmation Notice, in which event, the Escrow Agent shall follow the directions of such Tribunal, if specified in the decision, or if not specified in the decision, then (x) if the Buyer's right to issue to the Non-Confirmation Notice was upheld, the Escrow Agent may release the Escrowed Consideration to the Buyer and the Escrow Agent's obligations under this Escrow Agreement shall terminate upon such release, or (y) if the Buyer's right to issue the Non-Confirmation Notice was not upheld, the Escrow Agent shall hold the Escrowed Consideration subject to release in accordance with the provisions of
         Section 4 hereof; or

         (iii) the date which is thirty (30) days after the First Anniversary Date (the "Release Date"), unless on or before the Release Date, the Escrow Agent has received written notice from counsel representing the Seller to the effect that formal action has actually been filed in a Tribunal (and that the Buyer is, or has been formally made, a party thereto) to determine the right of the Buyer to issue the Non-Confirmation Notice.

         4.       (a)      (i) Beginning on the fifth business day following the
end of the first full calendar month after the Closing Date and continuing for each calendar month thereafter for the following eleven (11) calendar months, the Buyer shall deliver to the Seller and the Escrow Agent a written statement of the Gross Production of the Transferred Employees for the preceding calendar month (each, a "Monthly Statement").1 The calendar month as which the relevant Monthly Statement is issued is referred to as the "Current Month."

                           (ii) The Monthly Statement shall also reflect the
accrued Gross Production of the Transferred Employees for all months preceding the Current Month (the "Accrued Production") and the Average Monthly Production (as defined below). The term "Average Monthly Production" means (x) the sum of the Accrued Production plus the Gross Production of the Transferred Employees for the Current Month (the "Aggregate Accrued Production"), divided by (y) the number of full calendar months beginning with the first full calendar month immediately after the Closing Date through and including the Current Month (the "Total Number of Months").

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                           (iii) The Buyer shall continue to issue Monthly
Statements (x) if a Challenge Notice was issued and (y) during an Escrow Suspension Period.

                           (iv) In all events, however, the Buyer may stop
providing Monthly Statements to the Escrow Agent when all of the Escrowed Consideration has been released from escrow hereunder.

                  (b) (i) The provisions of this Section 4(b) apply when, but only when, both

         (X) either (1) a Confirmation Notice has been given or (2) the provisions of Section 3 would otherwise contemplate the release of Escrow Shares to the Seller (other than pursuant to (A) an agreement of the parties or (B) specific direction of a Tribunal), and

         (Y) the 2.07 Conditions are timely satisfied.

                           (ii) Subject to the  provisions of Section  4(b)(x)
hereof, all Closing Shares then in escrow which are not to be released to the Buyer pursuant to the provisions of this Escrow Agreement shall be released to the Seller if, in addition to the satisfaction of the provisions of Section 4(b)(i) hereof, all, but not less than all, of the Delivery Conditions shall have been satisfied by the Target Date and the Escrow Agent shall have received confirmation from the Buyer of such satisfaction; provided, however, that such confirmation shall be deemed received by the Escrow Agent if the Buyer has not given written notice to the contrary to the Escrow Agent by the tenth (10th) business day after the date the Seller provides to the Escrow Agent proof of delivery of a notice to the Buyer claiming that the Delivery Conditions have all been satisfied by the Target Date.

                           (iii) If the Average Monthly Production reflected in
a Monthly Statement is $350,000 or more, the Escrow Agent shall release to the Seller the number of Escrow Shares equal to (x) the Monthly Average Shares multiplied by the Total Number of Months, less (y) the number of Escrow Shares previously released to the Seller hereunder.

                           (iv) If the Aggregate Accrued Production at any time
prior to the First Anniversary Date equals $4,200,000 or more, the Escrow Agent shall release to the Seller the number of Escrow Shares equal to (x) the First Target Escrow Shares, less (y) the number of Escrow Shares previously released to the Seller hereunder. Thereafter no additional Escrow Shares shall be released to the Seller except pursuant to Section 4(b)(v) or (vi) hereof.

                           (v) If the Aggregate Accrued Production at any time
prior to the First Anniversary Date equals $6,000,000 or more, the Escrow Agent shall release to the Seller the number of Escrow Shares equal to (x) the Second Target Escrow Shares, less (y) the number of Escrow Shares previously released to the Seller hereunder. Thereafter no additional Escrow Shares shall be released to the Seller except pursuant to Section 4(b)(vi) hereof.

                           (vi) If the Aggregate Accrued Production at any time
prior to the First Anniversary Date equals $8,000,000 or more, the Escrow Agent shall release to the Seller the number of Escrow Shares equal to (x) the Escrow Shares, less (y) the number of Escrow Shares previously released to the Seller hereunder.

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                           (vii)  Whenever this Agreement contemplates that
Escrow Shares are to be released in whole or in part to the Seller, the Escrow Agent will submit all or a portion of the certificates or other evidence of record ownership of the Escrow Shares then held in escrow by the Escrow Agent to the vFinance transfer agent sufficient to effectuate the issuance of the relevant released Escrow Shares in the name of the Seller. When the Escrow Agent receives such certificates so issued in the name of the Seller, the Escrow Agent shall deliver such certificates issued to the Seller to Douglas Toth ("Toth") by hand, messenger, express mail or overnight courier, as may be selected by the Escrow Agent. The Escrow Agent is not responsible for the issuance or for any delay in the issuance or delivery of the certificates by the vFinance transfer agent. The Escrow Agent shall not be required to deliver, provide or obtain an opinion of counsel regarding any such issuance of the Escrow Shares in the name of any Holder.

                           (viii) If the Monthly Statement for the month ending
on the First Anniversary Date reflects an Aggregate Accrued Production of less than $8,000,000, then the Escrow Agent shall (i) release to the Seller such number of Escrow Shares as are to be released to the Seller in accordance with the provisions of Section 4(b) hereof and (ii) release to the Buyer any remaining Escrowed Consideration.

                           (ix) The provisions of this subparagraph (ix) apply
if the Escrowed Consideration includes the Escrowed Warrants.

         (X) Whenever this Agreement contemplates that Escrow Shares are to be released in whole or part to the Seller (other than pursuant to the provisions of Section 4(b)(ii) of this Escrow Agreement) or the Buyer, as the case may be, the Escrow Agent will, contemporaneous with such release, release to (1) the Seller the number of Warrants equal to the Escrowed Warrants, multiplied by the Seller's Proportionate Release, and (2) the Buyer the number of Warrants equal to the Escrowed Warrants, multiplied by the Buyer's Proportionate Release.

         (Y) If the Escrow Agent is releasing all of the Closing Shares to the Seller pursuant to the provisions of Section 4(b)(ii) of this Escrow Agreement, all Escrowed Warrants still in escrow shall be released to the Seller.

         (Z) In the event any Escrow Warrants are to be delivered to the Seller, the Escrow Agent, will, if necessary, submit all or a portion of the Warrants then held in escrow by the Escrow Agent to vFinance sufficient to effectuate the issuance of the relevant released Warrants in the name of the Seller. When the Escrow Agent receives such replacement Warrants so issued in the name of the Seller, the Escrow Agent shall deliver such Warrants issued to the Seller to Toth by hand, messenger, express mail or overnight courier, as may be selected by the Escrow Agent. The Escrow Agent is not responsible for the issuance or for any delay in the issuance or delivery of the Warrant certificates by vFinance.

                           (x) Any other provision of this Escrow Agreement to
the contrary, the Escrow Agent shall not release the Reserved Shares to the Seller until such time as the Buyer confirms to the Escrow Agent that the condition in paragraph 2 of the Letter Agreement has been satisfied or that the Buyer waives such condition (the "Reserved Shares Satisfaction"). At the

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time the Escrow Agent receives the Reserved Shares Satisfaction, the Escrow
Agent will recompute the number of Escrow Shares which would have been released to the Seller under the provisions of this Escrow Agreement from the Closing Date through and including the date of the receipt of the Reserved Shares Satisfaction if there had been no Reserved Shares (the "Adjusted Released Shares"). The Escrow Agent shall release to the Seller the number of the Escrow Shares equal to (i) the Adjusted Released Shares less (ii) the number of Escrow Shares previously released to the Seller. No additional Escrowed Warrants shall be released to the Seller at such time. If the Buyer or any of its Affiliates makes a payment on account of the matter referred to in paragraph 2 of the Letter Agreement, the Escrow Agent shall release the Reserved Shares to the Buyer and the shares so released shall be permanently deemed Reserved Shares.

                           (xi) The Seller agrees that all Escrow Shares and
Escrowed Warrants, if any, respectively, released to the Seller shall be allocated to the respective Holders in accordance with the schedule or schedules provided by the Seller, provided that each such Holder satisfies the provisions of the Agreement and has otherwise been approved or accepted by the Buyer, as contemplated by the Agreement. The Seller, for itself and each Holder, recognizes that only whole shares can be issued to each Holder with respect to Escrow Shares or Escrowed Warrants. The Escrow Agent may adjust (up or down) the number of shares issued to any Holder in connection with each release by up to one share for each issuance to adjust for fractional shares which otherwise would be issued to such Holder or to all Holders as a group in connection with that release.

                  (c) If on the First Anniversary Date, there is a Confirmation Challenge outstanding and none of the events referred to in clauses (i), (ii) or
(iii) of Section 3 has occurred, then the Escrow Agent may release to the Buyer:

         (X) the number of Escrow Shares equal to (x) the Escrow Shares, less
         (y) the sum of (1) the number of Escrow Shares which would have been released to the Seller pursuant to the Monthly Statements for all periods through and including the First Anniversary Date if no Non-Confirmation Notice had ever been issued by the Buyer, plus (2) the number of Escrow Shares which had otherwise previously been released to the Buyer and/or the Seller, and

         (Y) the number of Warrants equal to (x) the Escrowed Warrants, less (y) the sum of (1) the number of Warrants which would have been released to the Seller pursuant to the Monthly Statements for all periods through and including the First Anniversary Date if no Non-Confirmation Notice had ever been issued by the Buyer, plus (2) the number of Escrowed Warrants which had otherwise previously been released to the Buyer and/or the Seller.

                  (d) Anything herein to the contrary notwithstanding, (i) the Buyer may direct the Escrow Agent in writing to release all or a portion of the Escrowed Consideration then being held in escrow to the Seller and (ii) the Seller may direct the Escrow Agent to release all or a portion of the Escrowed Consideration then being held in escrow to the Buyer. Subsequent releases of Escrow Shares or the Escrowed Warrants held in escrow, as the case may be, shall not exceed the Escrow Shares or the Escrowed Warrants remaining in escrow.

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         5. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the party to be charged therewith.

         6. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties, whether such instrument (or a copy thereof) is received by the Escrow Agent by mail, hand delivery, or facsimile or other electronic transmission. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

         7. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         8. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         9. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to advise the Escrow Agent properly in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Buyer and certain of its Affiliates, and may continue to act as legal counsel for such party or parties from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Seller consents to the Escrow Agent's acting in such capacity as legal counsel for the Buyer and such Affiliates and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Seller understands that the Buyer and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

         10.      (a)      The Escrow Agent's responsibilities as escrow agent
hereunder shall terminate if the Escrow Agent shall resign by written notice to the Seller and the Buyer. In the event of any such resignation, the Buyer and the Seller shall appoint a successor Escrow Agent.

                  (b) If the Escrow Agent gives such notice of resignation while holding any Escrowed Consideration, the Escrow Agent shall hold such Escrowed Consideration in escrow until the earliest of (i) written direction from the Seller and the Buyer with respect thereto, (ii) the appointment of a successor Escrow Agent, or (iii) ten (10) days after the date such resignation notice is given to the Seller and the Buyer. The holding of the Escrowed Consideration under such circumstances is as an accommodation to the parties and the Escrow Agent shall not be obligated to take any other action with respect thereto. If no successor

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Escrow Agent is designated and no directions are provided, the Escrow Agent may then return the Escrowed Consideration to the party which deposited them in escrow or deposit it in a court of competent jurisdiction, in each case without further obligation to any party.

         11. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         12. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrowed Consideration held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said Escrowed Consideration until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrowed Consideration held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

         13. Each of the Agreement Parties agree jointly and severally, to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

         14 Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Agreement, the terms of which are incorporated herein by reference. For such purposes, the address of the Escrow Agent shall be (subject to change as provided in such Section):

                  Krieger & Prager, LLP
                  39 Broadway
                  New York, NY 10006
                  Attention:   Samuel M. Krieger, Esq.
                  Fax: (212) 363-2999
                  eMail: skrieger @kplawfirm.com

         15. (a) With respect to any action to be taken by or on behalf of the Seller hereunder, the Escrow Agent may rely on action taken by the Seller's Authorized Person. The Seller may, by written notice given from time to time, designate one or more persons to be the person (the "Seller's Authorized Person") who can act on behalf of the Seller for all matters relating to this Escrow Agreement. Any such notice can designate a new person to be a Seller's Authorized Person in addition to or in the place of any then current Seller's Authorized Person and shall be effective only upon the Escrow Agent's actual receipt thereof. The authority of a person identified as a Seller's Authorized Person shall continue until the Escrow Agent actually

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receives a written notice from the Seller that such authority has been terminated. The initial Seller's Authorized Person shall be Douglas Toth.

                  (b) With respect to any action to be taken by or on behalf of the Buyer hereunder, the Escrow Agent may rely on action taken by the Buyer's Authorized Person. The Buyer may, by written notice given from time to time, designate one or more persons to be the person (the "Buyer's Authorized Person") who can act on behalf of the Buyer for all matters relating to this Escrow Agreement. Any such notice can designate a new person to be a Buyer's Authorized Person in addition to or in the place of any then current Buyer's Authorized Person and shall be effective only upon the Escrow Agent's actual receipt thereof. The authority of a person identified as a Buyer's Authorized Person shall continue until the Escrow Agent actually receives a written notice from the Buyer that such authority has been terminated. The initial Buyer's Authorized Person shall be Leonard Sokolow.

         16. By signing this Escrow Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Escrow Agreement; the Escrow Agent does not become a party to the Agreement.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

         18. There is no party who is intended to be a third party beneficiary of this Escrow Agreement.

         19. The parties hereto hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Escrow Agreement.

                   [Balance of page intentionally left blank]



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         20. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto. This Escrow Agreement constitutes the entire agreement amongst the parties with respect to the subject matter hereof.


                                        vFINANCE INVESTMENTS, INC.


                                        By: /s/ Leonard J. Sokolow
                                            ----------------------

                                        Name: Leonard J. Sokolow

                                        Title: Chief Executive Officer



                                        SOMERSET FINANCIAL PARTNERS, INC.


                                        By: /s/ Douglas Toth
                                            ----------------

                                        Name: Douglas Toth

                                        Title: Chief Executive Officer



                                        SOMERSET FINANCIAL GROUP, INC.


                                        By: /s/ Douglas Toth
                                            ----------------

                                        Name: Douglas Toth

                                        Title: Chief Executive Officer



                                        DOUGLAS TOTH

                                        By: /s/ Douglas Toth
                                            ----------------


                                        NICHOLAS THOMPSON

                                        By: /s/ Nicholas Thompson
                                            ---------------------


                                        KRIEGER & PRAGER LLP

                                        By: /s/KRIEGER & PRAGER LLP
                                            -----------------------